Exhibit 99.1

Investor Relations

(212) 479-3150

NeW RESIDENTIAL Announces THIRD QUARTER 2015 RESULTS

NEW YORK - (BUSINESS WIRE) - November 3, 2015 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the third quarter ended September 30, 2015:

THIRD QUARTER FINANCIAL HIGHLIGHTS:*

▪	Record Core Earnings of $0.49 per diluted share, or $113 million

▪	GAAP Income of $0.24 per diluted share, or $55 million

▪	Increased third quarter common dividend to $0.46 per share, or $106 million

	Q3 2015	Q2 2015	Q1 2015
Non-GAAP Results:
Core Earnings per Diluted Share*	$0.49	$0.45	$0.44
Core Earnings*	$113 million	$92 million	$63 million

Summary Operating Results:
GAAP Net Income per Diluted Share	$0.24	$0.37	$0.25
GAAP Net Income	$55 million	$75 million	$36 million

NRZ Common Dividend:
Common Dividend per Share	$0.46	$0.45	$0.38
Common Dividend	$106 million	$90 million	$54 million

*Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, please refer to the Reconciliation of Core Earnings below.

Third Quarter 2015 & Subsequent Highlights:

w	Servicer Advances -

o	$1.5 Billion Servicer Advance Securitization - During the quarter, New Residential closed a $1.5 billion servicer advance securitization, the first widely marketed servicer advance securitization in the past 18 months. Through the securitization, New Residential issued $800 million of fixed rate notes; benefits of the financing include reduction of the Company's interest rate exposure, lower cost of funds and improved advance rates.

o	Repayment of $2.5 Billion HSART Term Notes at Par - On October 2, 2015, New Residential repaid $2.5 billion of term notes issued by the HLSS Servicer Advance Receivables Trust (“HSART”) by accessing $4 billion of previously secured surplus servicer advance financing commitments from its lenders. Under New Residential’s surplus funding commitments, the Company was able to increase advance rates by approximately 6% and free up approximately $200 million of additional liquidity.

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o	Servicer Advance Investments - During and subsequent to the third quarter, New Residential purchased approximately $300 million of servicer advance debt, and expects mid-teens IRR.

w	Non-Agency Securities & Call Rights - New Residential continued to execute on its deal collapse strategy by exercising clean-up call rights on seven seasoned, Non-Agency deals totaling $216 million UPB in the third quarter and initiating the exercise of clean-up call rights on an additional 14 seasoned Non-Agency deals totaling $350 million UPB subsequent to quarter end.

w	Excess MSRs - Subsequent to quarter end, New Residential funded previously announced commitments on $19 billion UPB of legacy MSRs, with an additional $6 billion UPB of commitments to settle. In addition, the Company recently obtained eligibility to own MSRs across 30 U.S. states, with remaining state and Agency approvals currently expected in 4Q 2015 and 1H 2016. (1)

w	FHLB Membership - New Residential is currently seeking membership to the Cincinnati Branch of the Federal Home Loan Bank, which the Company expects will help lower borrowing costs and increase financing flexibility.

w	Dividend Increase - On September 22, 2015, New Residential announced an increase to its regular quarterly cash dividend to $0.46 per common share in the third quarter of 2015, from $0.45 per common share for the second quarter of 2015. This marks the second time New Residential has increased the quarterly dividend this year.

w	Appointment of New Chief Financial Officer - On September 22, 2015, New Residential announced the appointment of Nicola Santoro, Jr. as the Company’s new Chief Financial Officer. Mr. Santoro succeeded Jonathan Brown, who served as New Residential’s Interim Chief Financial Officer since October 2014. Mr. Brown remains at New Residential in his role as Chief Accounting Officer.

(1) Eligibility obtained as of the date of this press release relates to Non-Agency MSRs only.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.newresi.com).

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Tuesday, November 3, 2015 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, November 17, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “66706628.”

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Condensed Consolidated Statements of Income

($ in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Interest income	$182,341	$97,587	$444,891	$261,733
Interest expense	77,558	33,307	193,408	108,816
Net Interest Income	104,783	64,280	251,483	152,917

Impairment
Other-than-temporary impairment ("OTTI") on securities	1,574	-	3,294	943
Valuation provision (reversal) on loans and real estate owned	(3,341)	1,134	2,408	1,591
	(1,767)	1,134	5,702	2,534

Net interest income after impairment	106,550	63,146	245,781	150,383

Other Income
Change in fair value of investments in excess mortgage servicing rights	1,131	28,566	(274)	40,670
Change in fair value of investments in excess mortgage servicing rights, equity method investees	8,427	31,833	16,443	50,950
Change in fair value of investments in servicer advances	(18,738)	22,948	(1,845)	105,825
Earnings from investments in consumer loans, equity method investees	-	22,490	-	60,185
Gain (loss) on settlement of investments, net	(16,409)	938	(441)	57,834
Other income (loss), net	7,764	15,289	18,237	19,539
	(17,825)	122,064	32,120	335,003

Operating Expenses
General and administrative expenses	19,563	7,499	49,362	14,886
Management fee to affiliate	9,860	5,124	23,357	14,525
Incentive compensation to affiliate	1,811	10,910	7,895	33,111
Loan servicing expense	1,668	1,778	9,510	2,210
	32,902	25,311	90,124	64,732

Income Before Income Taxes	55,823	159,899	187,777	420,654
Income tax expense (benefit)	(5,932)	7,801	4,947	29,483
Net Income	$61,755	$152,098	$182,830	$391,171
Noncontrolling Interests in Income of Consolidated Subsidiaries	$7,230	$25,726	$17,174	$92,524
Net Income Attributable to Common Stockholders	$54,525	$126,372	$165,656	$298,647

Net Income Per Share of Common Stock
Basic	$0.24	$0.89	$0.87	$2.22
Diluted	$0.24	$0.88	$0.85	$2.16

Weighted Average Number of Shares of Common Stock Outstanding
Basic	230,455,568	141,211,580	191,259,587	134,814,020
Diluted	231,215,235	144,166,601	194,081,345	137,972,639

Dividends Declared per Share of Common Stock	$0.46	$0.35	$1.29	$1.20

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Condensed Consolidated Balance Sheets

($ in thousands)

	September 30, 2015	December 31, 2014
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,459,690	$417,733
Excess mortgage servicing rights, equity method investees, at fair value	213,318	330,876
Servicer advances, at fair value	7,499,775	3,270,839
Real estate securities, available-for-sale	2,428,729	2,463,163
Residential mortgage loans, held-for-investment	40,813	47,838
Residential mortgage loans, held-for-sale	713,917	1,126,439
Real estate owned	29,454	61,933
Consumer loans, equity method investees	-	-
Cash and cash equivalents	348,312	212,985
Restricted cash	165,039	29,418
Derivative assets	1,318	32,597
Trade receivable	2,031,425	-
Deferred tax asset	162,788	-
Other assets	261,640	95,423
	$15,356,218	$8,089,244

Liabilities and Equity

Liabilities
Repurchase agreements	$3,773,880	$3,149,090
Notes payable	7,245,200	2,908,763
Trades payable	1,059,232	2,678
Due to affiliates	12,398	57,424
Dividends payable	106,011	53,745
Deferred tax liability	-	15,114
Accrued expenses and other liabilities	133,426	52,505
	12,330,147	6,239,319

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 230,458,866 and 141,434,905 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	2,304	1,414
Additional paid-in capital	2,640,680	1,328,587
Retained earnings	151,838	237,769
Accumulated other comprehensive income, net of tax	11,711	28,319
Total New Residential stockholders' equity	2,806,533	1,596,089
Noncontrolling interests in equity of consolidated subsidiaries	219,538	253,836
Total Equity	3,026,071	1,849,925
	$15,356,218	$8,089,244

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Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$54,525	$126,372	$165,656	$298,647
Impairment	(1,767)	1,134	5,702	2,534
Other Income Adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	(1,131)	(28,566)	274	(40,670)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(8,427)	(31,833)	(16,443)	(50,950)
Change in fair value of investments in servicer advances	18,738	(22,948)	1,845	(105,825)
Earnings from investments in consumer loans, equity method investees	-	(22,490)	-	(60,185)
(Gain) loss on settlement of investments, net	16,409	(938)	441	(57,834)
Unrealized (gain) loss on derivative instruments	14,239	(4,799)	22,498	(2,355)
(Gain) loss on transfer of loans to REO	(1,272)	(5,167)	(1,075)	(11,861)
Gain on consumer loans investment	(14,385)	-	(33,342)	-
Fee earned on deal termination	-	(5,000)	-	(5,000)
Other (income) loss	1,354	(323)	2,182	(323)
Other Income attributable to non-controlling interests	(3,261)	12,619	(11,084)	57,360
Total Other Income Adjustments	22,264	(109,445)	(34,704)	(277,643)

Incentive compensation to affiliate	1,811	10,910	7,895	33,111
Non-capitalized transaction-related expenses	13,213	1,433	28,103	3,258
Deferred taxes	(5,455)	4,459	5,885	20,762
Interest income on residential mortgage loans, held-for-sale	3,327	-	20,410	-
Core earnings of equity method investees:
Excess mortgage servicing rights	6,182	9,158	16,617	27,029
Consumer loans	18,544	18,628	52,760	53,080
Core Earnings	$112,644	$62,649	$268,324	$160,778

Core Earnings

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense incurred under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment and deferred tax, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge the Company’s current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

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With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses, including any litigation settlement expense. These costs are recorded as “General and administrative expenses” in the Company’s Condensed Consolidated Statements of Income. “Other (income) loss” set forth above excludes $8.5 million accrued during the nine months ended September 30, 2015 related to a reimbursement from Ocwen for certain increased costs resulting from further S&P servicing rating downgrade of Ocwen.

In the fourth quarter of 2014, the Company modified the Company’s definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014 or any prior period. In the second quarter of 2015, the Company modified the Company’s definition of core earnings to exclude all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because deferred taxes are not representative of current operations. This modification was applied prospectively due to only immaterial impacts in prior periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for- sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income, net income per share of common stock as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculations of this measure may not be comparable to similarly entitled measures reported by other companies.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

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FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding expected IRR, ability to obtain and timing for obtaining state and Agency approvals for MSR licensing, ability to obtain membership to the Cincinnati Branch of the Federal Home Loan Bank and whether obtaining such membership will help the Company lower borrowing costs and increase financing flexibility. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150

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